UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 20, 2024

Coliseum Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40514	98-1583230
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1180 North Town Center Drive, Suite 100

Las Vegas, NV 89144

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (702) 781-4313

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, par value $0.001 per share, and one-third of one redeemable warrant	MITAU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.001 per share	MITA	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	MITAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On September 24, 2024, the shareholders of Coliseum Acquisition Corp. (the “Company”) approved an amendment to the Company’s Amended and Restated Memorandum and Articles of Association (the “Articles”) to extend the date by which the Company has to consummate an initial business combination, which is described in more detail in Item 5.07 below.

A copy of the Articles amendment will be filed with the Cayman Islands Registrar of Companies. Under Cayman Islands law, the Articles amendment was effective upon the approval by the Company’s shareholders.

The foregoing description of the Articles amendment is qualified in its entirety by the full text of the Articles amendment, which is filed as Exhibit 3.1 hereto and incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The disclosure set forth in Item 5.03 is incorporated into this Item 5.07 by reference.

On September 20, 2024, Company convened an extraordinary general meeting (the “Meeting”). As of August 23, 2024, the record date for the Meeting, there were 6,626,361 ordinary shares of the Company issued and outstanding and entitled to vote at Meeting, of which 6,626,360 were Class A ordinary shares of the Company, par value $0.001 per share (“Class A Shares”) and 1 was a Class B ordinary share of the Company, par value $0.001 per share (“Class B Shares”). Holders of 4,940,573 of the Company’s ordinary shares were represented at the Meeting, of which 4,940,572 were Class A Shares and 1 was a Class B Share. Therefore, a quorum was present.

At the Meeting, shareholders voted on and approved a proposal (the “Adjournment Proposal”) to adjourn the Meeting to a later date or dates, or indefinitely, if necessary or convenient, to permit further solicitation and vote of proxies if, based on the tabulated vote at the time of the Meeting, there are not sufficient votes to approve the Extension Amendment Proposal (as defined below) or if the Company determines that additional time is necessary to effectuate the New Extension.

Approval of Adjournment Proposal

Votes For	Votes Against	Abstentions
4,939,636	937	0

Following the approval of the Adjournment Proposal, the Meeting was adjourned to September 24, 2024 at 12:00 p.m.

On September 24, 2024, the Company reconvened the Meeting.

At the Meeting, shareholders voted on and approved a proposal (the “Extension Amendment Proposal”) to amend the Articles to extend (the “New Extension”) the date by which the Company has to consummate a business combination from September 25, 2024 to October 25, 2024 (as extended, the “Extended Date”) and to allow the Company, without another shareholder vote, by resolution of the Company’s board of directors (the “Board”), to elect to further extend the Extended Date up to two times for an additional one (1) month each time, until up to December 25, 2024, only if Berto LLC or its affiliate or designee would deposit (the “New Contribution”) into the trust account established in connection with the Company’s initial public offering (the “Trust Account”), as a loan, (i) on or before September 25, 2024, with respect to the initial extension, the lesser of (x) $50,000 and (y) $0.04 multiplied by the number of the Company’s Class A Shares, issued as part of the units sold in the Company’s initial public offering (the “Units”, and with respect to the Class A Shares included in the Units sold, the “Public Shares”) then outstanding, and (ii) one business day following the public announcement by the Company disclosing that the Board has determined to implement an additional monthly extension, with respect to each such additional extension, the lesser of (x) $50,000 and (y) $0.04 multiplied by the number of Public Shares of the Company then outstanding, up to a maximum aggregate New Contribution amount of $150,000 if all monthly extensions are exercised.

 Approval of Extension Amendment Proposal

Votes For	Votes Against	Abstentions
4,939,436	1,137	0

Item 8.01. Other Events.

In connection with the Meeting, shareholders holding an aggregate of 1,089,249 Class A Shares exercised their right to redeem their shares for approximately $11.18 per share of the funds held in the Company’s Trust Account, leaving approximately $19.99 million in cash in the Trust Account after satisfaction of such redemptions. Following such redemptions, the Company had an aggregate of 5,537,112 ordinary shares outstanding, of which 5,537,111 were Class A Shares and 1 was a Class B Share.

 Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description
3.1	Amendment to the Amended and Restated Memorandum and Articles of Association
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coliseum Acquisition Corp.

	By:	/s/ Oanh Truong
		Name:	Oanh Truong
		Title:	Chief Financial Officer

Dated: September 25, 2024